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                                                                      EXHIBIT 11



                              CN BIOSCIENCES, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              THREE MONTHS ENDED
                                                                   MARCH 31
                                                              ------------------
                                                               1998         1997
                                                              -----        -----
Net income (loss)                                             1,147          810

Average common shares outstanding                             5,652        5,161

Net effect of dilutive common share equivalents
based on the treasure stock method                              210          364

Adjustments to reflect requirements of the
Securities and Exchange Commission (Effect
of SAB 83)                                                       --           --
                                                              -----        -----

Adjusted shares outstanding                                   5,862        5,525
                                                              -----        -----

Historical net income (loss) per share reflecting
requirements of the SEC                                       $0.20        $0.15
                                                              =====        =====
Effect of assumed conversion of preferred
shares from date of issuance                                     --           --
                                                              -----        -----

Adjusted shares outstanding                                   5,862        5,525
                                                              -----        -----

Pro Forma net income (loss) per share                         $0.20        $0.15
                                                              =====        =====